EXHIBIT 24

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being duly elected directors of Univar Corporation (the "Company"), constitutes and appoints James W. Bernard, James P. Alampi, William A. Butler, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement relating to the granting of stock options and the sale of shares of Common Stock of the
Company,   par  value  $.33-1/3  per  share,  pursuant  to  the   Univar
Corporation  1993 Non-Employee Director Stock Option Plan, and  any  and
all   amendments,   including   post-effective   amendments,   to   such
Registration Statement and to file such Registration Statement, and any and all amendments thereto, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state agency having jurisdiction, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and to perform for all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, each acting alone, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     DATED October 22, 1993



/s/ James W. Bernard
/s/ Sjoerd Eikelboom
/s/ Robert S. Rogers
/s/ Andrew V. Smith
/s/ Richard E. Engebrecht
/s/ William K. Street
/s/ Roger L. Kesseler
/s/ Roy E. Wansik
/s/ Curtis P. Lindley
/s/ Nicolaas J. Westdijk
/s/ N. Stewart Rogers
/s/ James H. Wiborg